Century Aluminum Company Announces Hawesville Labor Contract Extension and Provides Update on COVID-19 Response

Chicago, March 24, 2020 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) announced today that the company and United Steel Workers Local 9423 (which represents hourly employees at the company’s Hawesville, Kentucky smelter) have agreed to a one year extension of the labor contract set to expire on April 1, 2020. The extension was ratified by USW 9423 members on March 23, 2020.

“We want to thank the representatives of the local and international unions for the partnership evident in this development,” commented Michael Bless, President and Chief Executive Officer. “We all share the clear focus on the health and welfare of our employees, their families and our communities, as well as on the importance of sustaining the operations of the plant; this dedication is consistent with the approach at all of our facilities.”

Mr. Bless continued, “I would like to take this opportunity to comment briefly on the actions ongoing across the company during these extraordinary times. First and foremost, we have instituted temporary policies and practices at all of our facilities, aimed at keeping our employees and visitors healthy and safe. We have tailored best practices to address the unique requirements of a primary aluminum operation. The objective of these contingency plans is to preserve our ability to operate our facilities continuously in the context of the challenges in the current and prospective near- and mid-term environments. We are in constant contact with our suppliers and customers, and are thankful for their cooperation and partnership. The situation is obviously developing and we are remaining appropriately vigilant on all fronts. At this time we see no impediment to sustaining our ability to operate all of our plants.”

“We have implemented a host of measures to lower our cost structure, further reducing the improved levels recently communicated,” concluded Mr. Bless. “In addition, we have taken actions to mitigate risk and increase liquidity during at least the short- and medium-term. We have ceased discretionary spending of all types (including capital spending), optimized our working capital (consistent with preserving prudent inventory levels during this time of uncertainty) and taken a number of other measures to decrease costs. The plants are being operated with the sole objectives of safety and sustainability until further notice. We have an informed view of our cash flow over the coming months, especially given that most of our sales contracts are based on the metal price several months in the past. Despite no near- or medium-term requirements for the proceeds, we have, out of an abundance of caution, made partial drawdowns under our Icelandic and U.S. revolving credit facilities. We will continue to adapt our strategies, policies and actions as the situation develops. We remain committed to communicating openly with our employees, communities, suppliers, customers and our investors.”

About Century Aluminum
Century Aluminum Company owns primary aluminum capacity in the United States and Iceland. Century's corporate offices are located in Chicago, IL. Visit www.centuryaluminum.com for more information.
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This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words "believe," "expect," "hope," "target," "anticipate," "intend," "plan," "seek," "estimate," "potential," "project," "scheduled," "forecast" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," "might," or "may." Any statement that reflects expectations, assumptions or projections about the future, other than statements of historical fact, is a forward-looking statement.
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Contact
Peter Trpkovski
(Investors and media)
312-696-3112

Source: Century Aluminum Company